Exhibit 99

Viad Corp Board to Initiate Search for New Director

Board Thanks Margaret Pederson for Her Service

PHOENIX, April 10, 2017 - Viad Corp (NYSE:VVI) today announced that it will initiate a search for a new independent director with the assistance of a nationally-recognized search firm.  Margaret E. Pederson has decided not to stand for re-election at the May 2017 annual meeting of shareholders in order to accept other business opportunities.  Following the completion of her current term, she will serve in the capacity of Director Emeritus until December 31, 2017.

Richard H. Dozer, chairman of Viad, said, “On behalf of Viad and my fellow board members, I want to thank Margaret for her dedication to creating value for Viad’s shareholders.  She helped guide the Company through the development of a strategic plan that is driving growth and enhancing shareholder value.  She has been a true advocate for innovation and strong corporate governance at Viad."

Pederson said, “It has been a privilege to serve the Company and its shareholders for nearly six years.  Viad has a strong strategic plan in place and is executing against that plan.  It is rewarding to me to see that our efforts to transform GES and scale Pursuit are resulting in meaningful shareholder value creation.”

Steve Moster, Viad's president and chief executive officer, said “We respect Margaret’s decision to leave the board and wish her well in her future endeavors.  Much progress has been made on our strategic growth plan to enhance shareholder value, and I have appreciated Margaret’s service and support."

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through its two business groups: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of iconic travel experiences in Alaska, Montana and Western Canada that showcase the best of Banff, Jasper, Waterton Lakes, Glacier, Denali and Kenai Fjords national parks. Viad is an S&P SmallCap 600 company. For more information, visit the company's Web site at www.viad.com.

Contacts

Sajid Daudi or Carrie Long

Viad Investor Relations

(602) 207-2681

ir@viad.com

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Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, the level of interest rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by Viad, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

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